Exhibit 10.1
EXECUTION VERSION

EIGHTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT

This EIGHTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of April 15, 2016, is entered into by and among the following parties:

(i)	MOOG RECEIVABLES LLC, a Delaware limited liability company, as Seller;

(i)	MOOG INC., a New York corporation (“Moog”), as Servicer;

(ii)	PNC BANK, NATIONAL ASSOCIATION, as Administrator;

(iii)	PNC BANK, NATIONAL ASSOCIATION, as the Issuer; and

(iv)	PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
The parties hereto (other than PNC Capital Markets, LLC) have entered into a Receivables Purchase Agreement, dated as of March 5, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”) and desire to amend the Receivables Purchase Agreement as set forth herein.
PNC Capital Markets, LLC desires to join the Receivables Purchase Agreement as “Structuring Agent” thereunder.
Concurrently herewith, the Seller, the Servicer, Issuer and the Administrator are entering into that certain Third Amended and Restated Fee Letter (the “Fee Letter”), dated as of the date hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)    Section 1.5 of the Receivables Purchase Agreement is amended by inserting the phrase “and the Structuring Agent” immediately following the phrase “The Seller shall pay to the Administrator” where it appears therein.
(b)    Section 5.1 of the Receivables Purchase Agreement is amended by adding the following proviso to the end of the first sentence thereof:

; provided that the consent of the Structuring Agent shall not be required for any amendment or waiver unless such amendment or waiver materially and adversely affects the interests of the Structuring Agent or materially increases its obligations under this Agreement.
(c)    The following new Section 5.15 is hereby added to the Receivables Purchase Agreement immediately following the existing Section 5.14 thereof:
Section 5.15. Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 1.5. Each party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.
(d)    Clause (q) of the definition of “Eligible Receivable” set forth in Exhibit I of the Receivables Purchase Agreement is amended by adding the following proviso to the end thereof:
provided, however, that a Receivable that is an FOB Receivable and that otherwise satisfies all the other criteria set forth in this definition shall not be deemed to be ineligible due to this clause (q) if such Receivable’s failure to satisfy the requirement set forth in this clause (q) arises solely due to such Receivable’s status as an FOB Receivable;
(e)    The definition of “Excess Concentration” set forth in Exhibit I of the Receivables Purchase Agreement is amended by (i) adding the following new clause (viii) immediately following the existing clause (vii) thereof:
(viii)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables that constitute FOB Receivables then in the Receivables Pool, exceeds 5.0% of the Adjusted Aggregate Eligible Outstanding Balance;
and (ii) deleting the reference to “clauses (ii) through (vii)” where it appears in the proviso thereto and substituting “clauses (ii) through (viii)” therefor.
(f)    The definition of “Facility Termination Date” set forth in Exhibit I of the Receivables Purchase Agreement is amended by deleting the date “February 10, 2017” where it appears therein and substituting “April 13, 2018” therefor.
(a)    The definition of “Purchase Limit” set forth in Exhibit I of the Receivables Purchase Agreement is amended by deleting the number “$100,000,000” where it appears therein and substituting “$120,000,000” therefor.
(b)    The following new defined terms are added to Exhibit I of the Receivables Purchase Agreement in appropriate alphabetical order:

2

“FOB Receivable” means a Receivable for which the goods giving rise to such Receivable have been, within the preceding thirty (30) days, shipped to, but have not yet been received by, the related Obligor, and for which the title to or risk of loss has not yet passed to such Obligor. For the avoidance of doubt, such Receivable shall cease to constitute an Eligible Receivable if the related products or goods are not delivered to such Obligor on or prior to the 30th day after the origination of such Receivable.
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
(c)    The following new Section 1(z) is hereby added to Exhibit III of the Receivables Purchase Agreement immediately following existing Section 1(y) thereof:
(z)    Liquidity Coverage Ratio. The Seller has not, does not and will not (x) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act of 1933 (the “33 Act”) or that may be offered for sale under Rule 144A or a similar exemption from registration under the 33 Act or the rules promulgated thereunder, or (y) issue any other debt obligations or equity interests other than the Company Note and debt obligations substantially similar to the obligations of such Seller under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Moog for purposes of generally accepted accounting principles.
SECTION 2.    Joinder. From and after the date hereof, PNC Capital Markets LLC shall be a party to the Receivables Purchase Agreement as a “Structuring Agent” for all purposes thereof. Each of the parties hereto hereby consent to the joinder of PNC Capital Markets LLC as a “Structuring Agent” and any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transaction Documents (other than as set forth herein) are hereby waived.
SECTION 3.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator and to the Issuer, as follows:
(a)    Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person

3

enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event.
SECTION 4.    Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 5.    Effectiveness. This Amendment shall become effective as of the date hereof upon the Administrator’s receipt of the following:
(a)    counterparts of this Amendment (in accordance with Section 8 hereof), executed by each of the parties hereto;
(b)    counterparts of the Fee Letter (whether by facsimile or otherwise), executed by each of the parties thereto;
(c)    the “Amendment Fee” (under and as defined in the Fee Letter) and all other costs and expenses related to this Amendment in immediately available funds;
(d)    a favorable opinion of counsel to the Seller and the Servicer with respect to customary corporate matters and enforceability of this Amendment, dated as of the date hereof; and
(e)    any other agreements, documents, certificates and instruments, if any, relating to the subject matter of this Amendment or the Fee Letter, as the Administrator may reasonably request.
SECTION 6.    Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Receivables Purchase Agreement.
SECTION 7.    Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Purchase Agreement.

4

SECTION 8.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 9.    GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 10.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.
[SIGNATURE PAGES FOLLOW]

5

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
MOOG RECEIVABLES LLC,
as Seller

By: /s/ John P. McGrath
Name:    John P. McGrath
Title: Treasurer and Asst. Secretary & Director

MOOG INC.,
individually and as Servicer

By: /s/ John P. McGrath
Name:    John P. McGrath
Title: Assistant Treasurer

S-1    Eighth Amendment to the
Receivables Purchase Agreement
(Moog Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By: /s/ Michael Brown
Name:     Michael Brown
Title: Senior Vice President

S-2    Eighth Amendment to the
Receivables Purchase Agreement
(Moog Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION,
as the Issuer

By: /s/ Michael Brown
Name:     Michael Brown
Title: Senior Vice President

S-3    Eighth Amendment to the
Receivables Purchase Agreement
(Moog Receivables LLC)

PNC CAPITAL MARKETS LLC,
as Structuring Agent

By: /s/ Michael Brown
Name:     Michael Brown
Title: Managing Director

S-4    Eighth Amendment to the
Receivables Purchase Agreement
(Moog Receivables LLC)